                                                                     Exhibit 5.1

                                   KUTAK ROCK

                                  SUITE 2100
                            225 PEACHTREE STREET, N.E.          Denver
                                                                Kansas City
                           ATLANTA, GEORGIA 30303-1731          Lincoln
                                                                Little Rock
                                  404-222-4600                  New York
                             Facsimile 404-222-4654             Newport Beach
                                                                Oklahoma City
                               www.kutakrock.com                Omaha
                                                                Pasadena
                                                                Pittsburgh
                                                                Scottsdale
                                                                Washington



                               November 3, 1999


Lahaina Acquisitions, Inc.
Suite 220
5895 Windward Parkway
Alpharetta, GA  30005

Gentlemen:

         We have acted as counsel to Lahaina Acquisitions, Inc. (the "Company") in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, covering the offering of up to 300,000 shares of the Company's common stock, no par value (the "Common Stock"), that may be issued pursuant to the Lahaina Acquisitions, Inc. 1999 Stock Option Plan and up to 1,318,000 shares of Common Stock that may be issued pursuant to the July 9, 1999 Consulting Agreement (collectively, the "Shares"). In connection therewith, we have examined such corporate records, certificates of public officials and other documents and records as we have considered necessary or proper for the purpose of this opinion.

         This opinion is limited by, and is in accordance with, the January 1, 1992 edition of the Interpretive Standards applicable to Legal Opinions to Third Parties in Corporate Transactions adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia.

         Based on the foregoing, and having regard to the legal considerations which we deem relevant, we are of the opinion that the Shares covered by the Registration Statement, which may be issued pursuant to the above-described Plan and Consulting Agreement, will, when issued, be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement.

                                Very truly yours,
                                 /s/ Kutak Rock